Exhibit 10.10.3

EYEBLASTER, INC.

STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Award Agreement shall have the same meanings as ascribed to them in the Eyeblaster, Inc. Stock Option and Incentive Plan (the “Plan”).

I. NOTICE OF STOCK OPTION GRANT

The undersigned Grantee, [Grantee name], has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant:	[Date]

Vesting Commencement Date:	[Vesting commencement date]

Exercise Price per Share:	[Price]

Total Number of Options Granted:	[Number of options granted]

Term/Expiration Date:	Per the below, but in any case no later than ten years from Date of Grant

Vesting Schedule:	The Options granted hereby shall vest over a period of 48 months (4 years) in equal monthly installments such that at the end of each month following the Vesting Commencement Date, 2.083% of the options granted hereby shall become vested, subject to Grantee’s continued employment or engagement by the Company or its Subsidiaries on such vesting dates and the termination conditions described below (fractions of Options shall be rounded to the nearest whole number).

Termination Conditions:

This Agreement is conditioned by and subject to the employment or engagement of the Grantee by the Company or its Subsidiaries for a period of at least one (1) year.

For the avoidance of doubt it is hereby clarified that this condition is satisfied if Grantee had been employed or engaged by the Company or any of its Subsidiaries at the Date of Grant for a period of one (1) year or more. In the event that Grantee’s employment or engagement is terminated by either the Company, any of its Subsidiaries or the Grantee before the first anniversary of Grantee’s employment or engagement, for any reason whatsoever, the Option shall terminate immediately, such that the Grantee shall have no further right to purchase any shares of Stock pursuant to such Option and this Agreement will be void and null.

In the event that Grantee’s engagement or employment is terminated other than by reason of: (i) death, (ii) Disability, as defined in Section 10.6 of the Plan, or (iii) “cause” as defined in Section 10.7 of the Plan, the vested portion of the Option shall remain exercisable for three (3) months following the Grantee’s date of termination, as more particularly set forth in Section 10.4 of the Plan.

In the event that Grantee’s engagement or employment is terminated for “cause”, the Option shall terminate immediately as set forth in Section 10.7 of the Plan, such that the Grantee shall have no further right to purchase shares of Stock pursuant to the Option.

In the event that Grantee ceases to be an employee or a Service Provider due to death or Disability, then the vested portion of the Option shall remain exercisable for one (1) year following the date of Grantee’s termination for Disability or date of death, as the case may be, as more particularly set forth in Sections 10.5 and 10.6 of the Plan, respectively.

Any breach by the Grantee of the provisions or agreements by and between the Grantee and the Company or any of its Subsidiaries pertaining to non-competition and solicitation, non-disclosure or confidentiality, intellectual property, inventions, patents or developments shall constitute a breach of this Agreement resulting in the immediate forfeiture of the Options granted hereby.

In no event may Grantee exercise this Option after the Term/Expiration Date as provided above. The date of termination of Grantee’s employment with or service to the Company for purposes of this Agreement shall be determined as set forth in the Plan.

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II. AGREEMENT

This Award Agreement (the “Agreement”) includes the Notice of Stock Option Grant attached hereto (the “Notice of Stock Option Grant”), which is incorporated herein by reference and is made and entered into as of the Date of Grant shown in the Notice of Stock Option Grant by and between Eyeblaster, Inc. (the “Company”) and the Grantee named in the Notice of Stock Option Grant (the “Grantee”). Capitalized terms not defined in this Agreement have the meaning ascribed to them in the Plan.

1. GRANT OF OPTIONS.

The Board of Directors and/or the Committee hereby grants to the Grantee, options (the “Options”) to purchase the number of shares of Stock set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Eyeblaster, Inc. Stock Option and Incentive Plan (the “Plan”), which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Stock Option Grant in Section I, above, to this Agreement sets out specific terms for the Grantee hereunder, and will prevail over more general terms in the Plan, if any.

2. ISSUANCE OF OPTIONS TO TRUSTEE.

2.1 In the event that the Board of Directors or the Committee chooses to deposit the Options granted hereunder with a trustee, the trustee shall hold such Options in trust for the benefit of the Grantee, until exercised by the Grantee, pursuant to the Company’s instructions from time to time. If determined by the Board or the Committee, the trustee shall be responsible for withholding any taxes for which a Grantee may become liable upon the exercise of Options. In the event a trustee is appointed, the Grantee hereby undertakes to release the trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Share granted to Grantee thereunder.

3. NON-TRANSFERABILITY OF OPTIONS AND STOCK.

3.1 Non-Transferability of Options. The Options may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Grantee, by the Grantee only. The transfer of the Options is further limited as set forth in the Plan.

3.2 Non-Transferability of Stock. The transfer of the shares of Stock to be issued upon exercise of the Options is limited as set forth in the Plan and in Section 6 below, and, specifically, is subject to the repurchase rights set forth in the Plan.

4. PERIOD OF EXERCISE.

4.1 Term of Options. The Options may be exercised in whole or in part once they have vested (all subject to the Term and Termination conditions detailed in the Notice of Stock Option Grant) at any time for a period of ten (10) years from the Date of Grant, subject to Section 4.2 below. The Date of Grant, the dates at which the Options vest and the dates at which they are exercisable are set out above in the Notice of Grant.

4.2 Termination of Options. Options shall terminate as set forth in the Plan and subject to the termination conditions in the Notice of Stock Option Grant in Section I, above.

5. EXERCISE OF OPTION AWARD; VOTING OF STOCK.

5.1 The Options, or any part thereof, shall be exercisable by: (i) the Grantee’s signing and returning to the Company at its principal office, a “Notice of Exercise” in such form as may be prescribed by the Company from time to time, (ii) full payment of the aggregate Exercise Price in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Board or the Committee, and (iii) full payment to the Company of an additional amount equal to Grantee’s withholding tax in respect of such exercise or making other arrangements satisfactory to the Company for the payment of such Options, including authorizing the Company to withhold from the Shares to be issued upon such exercise that number of shares with a value equal to the amount of such withholding obligation as determined by the Company.

5.2 In order to issue shares of Stock upon the exercise of any of the Options, the Grantee hereby agrees to sign any and all documents required by law and/or the Company’s incorporation documents, and further agrees to execute and be bound by a “Proxy,” substantially in the form attached hereto as Exhibit 5.2.

5.3 After a Notice of Exercise has been delivered to the Company it may not be rescinded or revised by the Grantee.

6. LOCK-UP PERIOD.

Grantee hereby agrees that in connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Grantee (or any transferee of the Grantee) shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Stock without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters, which will, in no event, be less than 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Stock subject to the Market Stand-Off, or into which such Stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to impose stop-transfer instructions with respect to the Stock acquired upon the exercise of the Options until the end of the applicable stand-off period.

7. TAXES.

7.1 Any tax consequences arising from the grant or exercise of any Options or from the payment for Stock covered thereby or from any other event or act hereunder, shall be borne solely by the Grantee. Furthermore, such Grantee shall agree to indemnify the Company or, at the Company’s discretion, the Subsidiary that employs the Grantee, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless such liability arises out of the gross negligence or willful misconduct of the Company or its Subsidiaries, as applicable. Unless all tax consequences arising from the grant of the Options, the exercise of such Options and/or the issuance of shares of Stock, are resolved in a manner reasonably acceptable to the Company, then except as otherwise required by law, the Company shall not be obligated to exercise any Options on behalf of a Grantee or to issue shares thereto with respect to any notice of exercise of the Option hereunder. The Company or any of its Subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Grantee, and/or (ii) requiring a Grantee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Stock.

7.2 The receipt of these Options and the acquisition of the Stock to be issued upon the exercise of the Options may result in tax consequences.

7.3 THE DESCRIPTION SET FORTH IN THIS SECTION 7 RELATING TO THE PAYMENT OF TAX DOES NOT PURPORT TO BE A FULL AND COMPLETE DESCRIPTION OF GRANTEE’S TAX OBLIGATIONS UNDER THE LAW. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS.

8. UNITED STATES SECURITIES LAWS.

8.1. Legends. Grantee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the shares of Stock together with any other legends that may be required by the Company or by state, federal or foreign securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT) OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER STATE OR FOREIGN JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR QUALIFIED OR REGISTERED UNDER SUCH APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER REGULATION S OF THE ACT, ANOTHER EXEMPTION UNDER THE ACT OR ANY SUCH APPLICABLE SECURITIES LAWS OF SUCH OTHER JURISDICTIONS. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

8.2 Exercise Notice. At the time this Option is exercised, Grantee (or such other individual who is entitled to exercise this Option), if required by the Company, concurrently with the exercise of all or any portion of this Option, shall deliver an Exercise Notice in such form as the Company may from time to time prescribe, and shall make the representations and warranties set forth in such Exercise Notice.

9. MISCELLANEOUS.

9.1 Continuance of Engagement or Employment. Grantee acknowledges and agrees that the vesting of Stock pursuant to the vesting schedule hereof is earned only by continuing as an employee or Service Provider at the will of the Company (or the relevant Subsidiary of the Company) (and not through the act of being hired, being granted this Option or acquiring Stock hereunder). Grantee further acknowledges and agrees that in the event that Grantee ceases to be an employee or Service Provider, the unvested portion of his or her Options shall not vest and shall not become exercisable.

Grantee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with Grantee’s right or the right of the Company or relevant parent or Subsidiary to terminate Grantee’s relationship as an employee or Service Provider at any time, with or without cause.

9.2 Governing Law. This Agreement will be governed by and construed under and in accordance with the substantive laws of the State of Delaware without regard to its conflict of law rules. Venue. Exclusive venue in any legal proceedings under, or in connection with, this Agreement or the transactions contemplated hereby shall be in any federal or state courts of the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS IN DELAWARE AND FURTHER WAIVES ANY CLAIM IT MAY HAVE AT ANY TIME AS TO FORUM NON CONVENIENS WITH RESPECT TO SUCH VENUE.

9.3 Entire Agreement. This Agreement, together with the Notice of Stock Option Grant and the Plan, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, which are not expressly set forth in this Agreement, the Notice of Stock Option Grant or the Plan have been made by either party.

9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

9.5 Counterparts. Any number of counterparts may be executed by the Parties. Each such counterpart shall be deemed to be an original instrument but all such counterparts, taken together, shall constitute one and the same agreement.

9.6 Severability. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, such determination will not affect any other provision of this Agreement, and the parties shall negotiate in good faith a replacement provision.

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By the signature of the Grantee and the signature of the Company’s representative below, Grantee and the Company agree that the Options are granted under and governed by (i) this Award Agreement, and (ii) the Eyeblaster, Inc. Stock Option and Incentive Plan, a copy of which has been provided to Grantee (all, as may change from time to time and as applicable).

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Grantee has executed this Award Agreement as of the Date of Grant.

By:		By:
EYEBLASTER, INC.		GRANTEE

Name:	Sarit Firon	Name:	[Grantee Name]
Title:	Chief Financial Officer

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